Exhibit 10.1

FIFTH AMENDMENT

of the

EMPLOYMENT AGREEMENT

between

THOMAS C. PRENDERGAST

and

HERITAGE PROPERTY INVESTMENT TRUST, INC.

This agreement (the “Agreement”), dated this 9th day of July 2006, is by and between Heritage Property Investment Trust, Inc., a corporation organized under the laws of the State of Maryland and having its principal place of business at 131 Dartmouth Street, Boston, Massachusetts 02116 (the “Company”), and Thomas C. Prendergast, an individual currently residing at 62 Jack Pine Drive, Sudbury, Massachusetts 01776 (the “Executive”):

WITNESSETH THAT:

WHEREAS, the Executive and the Company have heretofore entered into an employment agreement, dated as of July 9, 1999 (the “Employment Agreement”);

WHEREAS, the Employment Agreement may be amended by a written instrument signed by the Executive and a duly authorized representative of the Board of Directors of the Company;

WHEREAS, the Company and the Executive have previously amended the Employment Agreement by their written agreements dated April 3, 2000, February 1, 2001, July 24, 2002 and December 30, 2005;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Centro Saturn LLC, a Delaware limited liability company (“Parent”), Centro Saturn MergerSub LLC, a Delaware limited liability company and wholly owned subsidiary of Parent, and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as such agreement may hereafter be amended from time to time, the “Centro Merger Agreement”); and

WHEREAS, the Company and the Executive desire and intend to further amend the Employment Agreement as provided herein to reflect and document certain additional agreements relating to the transactions contemplated by the Centro Merger Agreement.

NOW, THEREFORE, the Company and the Executive hereby agree that the Employment Agreement shall be and is hereby amended to modify the provisions thereof as follows. The provisions of this instrument shall supersede and take precedence over any provision of the Employment Agreement, as heretofore amended, which is in conflict therewith.

1.      Section 12 of the Employment Agreement is amended to add a new sentence at the end of the first paragraph thereof to read in its entirety as follows:

Notwithstanding the foregoing provisions of this Section 12, it shall be deemed not to be a violation of this Section 12 if, (i) during the portion of any such noncompetition period that begins on the first anniversary and ends on the second anniversary of the Executive’s termination of employment, the Executive participates in the acquisition of investment properties that are not of a retail nature (e.g., properties other than such as strip malls, outlet centers, regional malls, shopping centers or community centers) or the acquisition of investment properties that are of a retail nature (“Retail Properties”) with an aggregate value (determined as of the respective time or times of investment) not in excess of $100 million, or (ii) during the portion of any such noncompetition period that begins on the second anniversary of the Executive’s termination of employment, the Executive participates in the acquisition of investment properties that are not of a retail nature or the acquisition of Retail Properties with an aggregate value (determined as of the respective time or times of investment) not in excess of $200 million plus the excess (if any) of $100 million over the value of Retail Properties purchased as permitted by the foregoing clause (i), provided that, with respect to any such acquisition of a Retail Property pursuant to the foregoing clauses (i) and (ii), the Executive notifies the Company of his intent to acquire the property before the Company has taken any actions reasonably expected to result in the acquisition of the property by the Company or its affiliates.

2.      The foregoing amendments to the Employment Agreement shall cease to be of any force or effect if the Centro Merger Agreement is terminated in accordance with its terms before the consummation of the merger contemplated thereby.

3.      Except as hereinabove specifically amended, all provisions of the Employment Agreement, as heretofore amended, shall continue in full force and effect.

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                IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HERITAGE PROPERTY INVESTMENT		THOMAS C. PRENDERGAST
TRUST, INC.

By:	/s/ BERNARD CAMMARATA	/s/ THOMAS C. PRENDERGAST
Bernard Cammarata
Chairman, Compensation Committee